Exhibit 23.32

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form S-4) of McEwen Mining Inc. and to the incorporation by reference therein of our report dated June 28, 2024, with respect to the financial statements of Minera Santa Cruz S.A. included in Amendment No. 3 to its Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/S/ PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L
Member of Ernst & Young Global Limited
City of Buenos Aires, Argentina
July 10, 2024